Exhibit 99.(d)(1)(A)(i)

February 4, 2014

Mr. Todd Modic

Directed Services LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Management Agreement, dated May 7, 2013, as amended, between ING Investors Trust and Directed Services LLC (the “Agreement”), we hereby notify you of our intention to modify the breakpoints to the annual investment management fee for ING High Yield Portfolio (formerly ING PIMCO High Yield Portfolio, the “Portfolio”), effective as of the close of business on February 4, 2014.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule B of the Agreement.  The Amended Schedule B, which indicates the additional breakpoints to the annual investment management fee for the Portfolio, is attached hereto.

Schedule A (the “Amended Schedule A”) of the Agreement and the Amended Schedule B have also been updated:  1) to reflect the name change for the Portfolio noted above and the name change of ING PIMCO Total Return Bond Portfolio to ING Total Return Bond Portfolio; and 2) to reflect the removal of ING Pioneer Mid Cap Value Portfolio, because this series recently merged away.

Please signify your acceptance to the modified breakpoints to the annual investment management fee for the aforementioned Portfolio by signing below.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

Directed Services LLC

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services LLC shall act as Manager, are as follows:

Series

ING BlackRock Health Sciences Opportunities Portfolio

ING BlackRock Large Cap Growth Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Mutual Shares Portfolio

ING Global Resources Portfolio

ING High Yield Portfolio (formerly ING PIMCO High Yield Portfolio)

ING Invesco Growth and Income Portfolio (formerly ING Invesco Van Kampen Growth and Income Portfolio)

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING Multi-Manager Large Cap Core Portfolio (formerly ING Pioneer Fund Portfolio)

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING Total Return Bond Portfolio (formerly ING PIMCO Total Return Bond Portfolio)

ING U.S. Stock Index Portfolio

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 AMENDED SCHEDULE B

COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services LLC (the “Manager”) to the following Series of the ING Investors Trust (the “Trust”), pursuant to the attached Investment Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING BlackRock Health Sciences Opportunities Portfolio	May 7, 2013	0.750% on the first $500 million 0.700% on assets in excess of $500 million
ING BlackRock Large Cap Growth Portfolio	May 7, 2013	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING Global Resources Portfolio[1]

ING T. Rowe Price Capital Appreciation Portfolio[1]

ING T. Rowe Price Equity Income Portfolio[1]

ING Invesco Growth and Income Portfolio[1] (formerly ING Invesco Van Kampen Growth and Income Portfolio)

	May 7, 2013	0.750% first $750 million in combined assets of these Series 0.700% next $1.25 billion 0.650% next $1.5 billion 0.600% on assets in excess of $3.5 billion
ING FMRSM Diversified Mid Cap Portfolio	May 7, 2013	0.650% on first $800 million in assets 0.600% on the next $700 million in assets 0.58% on assets in excess of $1.5 billion

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1 For purposes of calculating fees under this Agreement, the assets for ING Global Resources Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, and ING Invesco Growth and Income Portfolio shall be aggregated with the assets of the ING Clarion Real Estate Portfolio, a series of ING Investors Trust, which is not a party to this Agreement.  The aggregated assets will be applied to the above schedule and the resulting fee shall be prorated back to each Series and its respective Adviser/Manager based on relative net assets.

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Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Franklin Mutual Shares Portfolio	May 7, 2013	0.780% on first $4 billion 0.750% on next $1 billion 0.730% on next $1 billion 0.710% on next $1 billion 0.690% on assets thereafter
ING High Yield Portfolio (formerly ING PIMCO High Yield Portfolio)	Close of Business on February 4, 2014	0.490% on first $1 billion 0.480% on next $1 billion 0.470% on assets in excess of $2 billion
ING JPMorgan Emerging Markets Equity Portfolio	May 7, 2013	1.250%
ING JPMorgan Small Cap Core Equity Portfolio	May 7, 2013	0.900% on first $200 million 0.850% on next $300 million 0.800% on next $250 million 0.750% on assets in excess of $750 million
ING Limited Maturity Bond Portfolio[2] and ING Liquid Assets Portfolio[2]	May 7, 2013	0.350% on first $200 million in combined assets of these Series 0.300% on next $300 million 0.250% on assets in excess of $500 million
ING Marsico Growth Portfolio	May 7, 2013	0.850% on first $250 million 0.800% on next $400 million 0.750% on next $450 million 0.700% on assets in excess of $1.1 billion
ING MFS Total Return Portfolio	May 7, 2013	0.750% on first $250 million 0.700% on next $400 million 0.650% on next $450 million 0.600% on assets in excess of $1.1 billion
ING Morgan Stanley Global Franchise Portfolio	May 7, 2013	1.000% first $250 million 0.900% next $250 million 0.750% on assets in excess of $500 million
ING Multi-Manager Large Cap Core Portfolio (formerly ING Pioneer Fund Portfolio)	May 7, 2013	0.725% on first $500 million 0.675% on next $500 million 0.625% on assets in excess of $1 billion

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2 For purposes of calculating the fees under this Agreement, the assets of ING Limited Maturity Bond Portfolio and ING Liquid Assets Portfolio shall be aggregated.  The aggregated assets will be applied to the above schedule and the resulting fee shall be prorated back to each Series and its respective Adviser/Manager based on relative net assets.

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Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Templeton Global Growth Portfolio	May 7, 2013	0.960% on first $250 million 0.860% on next $250 million 0.760% on assets in excess of $500 million
ING Total Return Bond Portfolio (formerly ING PIMCO Total Return Bond Portfolio)	May 7, 2013	0.750% on first $100 million 0.650% on next $100 million 0.550% on assets in excess of $200 million
ING U.S. Stock Index Portfolio	May 7, 2013	0.260%

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